UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2016

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2016, Allison Transmission, Inc., a wholly owned subsidiary of Allison Transmission Holdings, Inc. (the “Company”), entered into new employment agreements with Lawrence E. Dewey, Chairman and Chief Executive Officer, and David S. Graziosi, President, Chief Financial Officer, Treasurer and Assistant Secretary. The terms of Messrs. Dewey’s and Graziosi’s employment agreements are substantially the same as their prior agreements, except for the material changes described herein.

Also on December 21, 2016, the Company issued a press release announcing the intention of Mr. Dewey to retire upon the expiration of his new employment agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Mr. Dewey’s Employment Agreement

Mr. Dewey’s employment agreement expires on May 31, 2018, unless earlier terminated in accordance with its terms. Under the terms of the employment agreement, Mr. Dewey’s annual base salary will increase to $1,000,000 beginning on January 1, 2017. In addition, Mr. Dewey is eligible to receive long-term compensation in the form of equity awards or cash with a target grant date value of $3,000,000 for the 2017 through 2019 performance period, and an award of 25,000 restricted stock units which will vest on May 31, 2018, subject to accelerated vesting in the event he is terminated without cause or resigns for good reason.

Mr. Dewey’s rights to accelerated vesting in the event of his termination due to death or disability were amended to provide for full vesting of his unvested long-term incentive awards, subject to the achievement of the performance goals for awards with performance-based vesting. In addition, in the event of Mr. Dewey’s retirement on May 31, 2018, he will be entitled to receive a cash payment equal to 5/12 of his 2018 annual bonus (subject to the achievement of the performance goals), accelerated vesting of his unvested long-term incentive awards (subject to the achievement of the performance goals for awards with performance-based vesting) and continued healthcare coverage.

Mr. Graziosi’s Employment Agreement

Mr. Graziosi’s employment agreement has an initial term that expires on May 31, 2018 and automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 180 days prior to the expiration of the then-applicable term. Under the terms of the employment agreement, beginning on January 1, 2017 Mr. Graziosi’s annual base salary will increase to $700,000 and his annual performance-based bonus will be targeted at 125% of his base salary, with the ability to earn more or less depending on the achievement of certain performance goals for the particular year. In addition, Mr. Graziosi is eligible to receive long-term compensation in the form of equity awards or cash with a target grant date value of 250% of his base salary for the 2017 through 2019 performance period (which target value will be comprised of stock options (25%), restricted stock units (25%) and performance-based restricted stock units (50%)), an award of 20,000 restricted stock units which will vest on May 31, 2018 and a retention bonus payment of $500,000 payable following June 15, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, between Allison Transmission, Inc. and Lawrence E. Dewey, dated as of December 21, 2016.

10.2	Employment Agreement, between Allison Transmission, Inc. and David S. Graziosi, dated as of December 21, 2016.

99.1	Press release dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: December 21, 2016	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, between Allison Transmission, Inc. and Lawrence E. Dewey, dated as of December 21, 2016.

10.2	Employment Agreement, between Allison Transmission, Inc. and David S. Graziosi, dated as of December 21, 2016.

99.1	Press release dated December 21, 2016.